                            Greater Community Bancorp
                                   EXHIBIT 21
                                       TO
                        1997 ANNUAL REPORT ON FORM 10-KSB

                           Subsidiaries of the Company

        Greater Community Bancorp (the "Company") has two directly-owned operating bank subsidiaries, Great Falls Bank and Bergen Commercial Bank (the "Bank Subsidiaries"), both of which are New Jersey commercial banking corporations. The Company owns 100% of the outstanding shares of the Bank Subsidiaries. Each of the Bank Subsidiaries in turn has one wholly-owned subsidiary, Great Falls Investment Company, Inc. and BCB Investment Company, Inc. (the "Investment Companies"), respectively, both of which are New Jersey business corporations.

        The Company also owns 100% of the outstanding shares of a directly-owned nonbanking subsidiary, Greater Community Services, Inc., a New Jersey business corporation, which began to provide accounting/bookkeeping, data processing and management information systems, loan operations and various other banking-related services at cost to the Bank Subsidiaries, effective March 1997. The Corporation also owns 60% of Greater Community Financial, LLC, a registered broker-dealer, and 100% of GCB Realty, LLC.

        These relationships are indicated in the following chart.

===============================================================================================================
                                           GREATER COMMUNITY BANCORP
                                                 (registrant)
                                                (the "Company")
===============================================================================================================



Greater Community    Great Falls      Bergen Commercial          Greater Community         GCB Realty, LLC
Services, Inc.         Bank ("GFB")            Bank ("BCB")              Financial, LLC
        100%              100%                   100%                   60%                        100%


                     Great Falls Investment     BCB Investment
                        Company, Inc,           Company, Inc.